Exhibit 99.1

Applied Optoelectronics Reports Fourth Quarter and Full Year 2023 Results

Sugar Land, Texas, February 22, 2024 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its fourth quarter and full year ended December 31, 2023.

“We’re pleased by the continued progress we have made in improving our gross margin, which combined with expense management, allowed us to generate a small non-GAAP net income in the fourth quarter for the first time in many years,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “While our fourth quarter revenue came in below our expectations, our gross margin outperformed our projections, and we generated non-GAAP EPS at the high end of our guidance range. Looking ahead, we expect to see some revenue decline in Q1 due to the Lunar New Year combined with some price reductions, with substantial improvement expected in Q2.”

Fourth Quarter 2023 Financial Summary

•	GAAP revenue was $60.5 million, compared $61.6 million in the fourth quarter of 2022 and $62.5 million in the third quarter of 2023.

•	GAAP gross margin was 35.7%, compared with 10.1% in the fourth quarter of 2022 and 32.3% in the third quarter of 2023. Non-GAAP gross margin was 36.4%, compared with 21.4% in the fourth quarter of 2022 and 32.5% in the third quarter of 2023.

•	GAAP net loss was $13.9 million, or $0.38 per basic share, compared with net loss of $20.3 million, or $0.71 per basic share in the fourth quarter of 2022, and a net loss of $9.0 million, or $0.27 per basic share in the third quarter of 2023.

•	Non-GAAP net income was $1.6 million, or $0.04 per diluted share, compared with non-GAAP net loss of $5.4 million, or $0.19 per basic share in the fourth quarter of 2022, and a non-GAAP net loss of $1.7 million, or $0.05 per basic share in the third quarter of 2023.

Full Year 2023 Financial Summary

•	GAAP revenue was $217.6 million, compared with $222.8 million in 2022.

•	GAAP gross margin was 27.1%, compared with 15.1% in 2022. Non-GAAP gross margin was 29.8% compared to 18.5% in 2022.

•	GAAP net loss was $56.0 million, or $1.75 per basic share, compared with net loss of $66.4 million, or $2.38 per basic share in 2022.

•	Non-GAAP net loss was $13.3 million, or $0.42 per basic share, compared with non-GAAP net loss of $28.0 million, or $1.01 per basic share in 2022.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

First Quarter 2024 Business Outlook (+)

For first quarter of 2024, the company currently expects:

•	Revenue in the range of $41 million to $46 million.

•	Non-GAAP gross margin in the range of 21% to 23%.

•	• Non-GAAP net profit in the range of a loss of $10.9 million to a loss of $12.6 million, and non-GAAP earnings per share in the range of a loss of $0.28 to loss of $0.33 using approximately 38.4 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on today, February 22, 2024 to discuss its fourth quarter and full year 2023 financial results and outlook for its first quarter 2024 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. This call will be open to the public, and investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 8106099.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the first quarter of 2024. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), adjusted EBITDA, and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses), and expenses associated with discontinued products, from our GAAP net income (loss). Included in our non-recurring expenses in Q4 2023, Q4 2022 and Q3 2023 are certain non-recurring expenses related to pandemic events (if any), non-recurring tax expenses or benefits (if any), certain non-recurring legal expenses associated with litigation and certain legal and advisory expenses associated with the termination of the purchase agreement with Yuhan Optoelectronic Technology (Shanghai) Co., Ltd and employee severance expenses (if any). Also included in our non-recurring expenses in Q4 2023, but not in Q4 2022 or Q3 2023 are bank fees associated with early repayment of bank loans and non-cash loss on extinguishment of convertible notes. In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our adjusted EBITDA is calculated by excluding depreciation expense, non-GAAP tax benefit (expense), and interest (income) expense from our non-GAAP net income (loss). Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q4 2023 and FY 2023 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for Q4 2022 and FY 2022. A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q3 2023 to our non-GAAP net income (loss) and earnings (loss) per share was provided in our Q3 2023 earnings release.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

Cassidy Fuller

+1-415-217-4968

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$55,097	$35,587
Accounts Receivable, Net	48,071	61,175
Notes receivable	219	339
Inventories	63,866	79,679
Prepaid Income Tax	3	–
Prepaid Expenses and Other Current Assets	5,349	6,384
Total Current Assets	172,605	183,164

Property, Plant And Equipment, Net	200,317	210,184
Land Use Rights, Net	5,030	5,238
Operating Right of Use Asset	5,026	5,566
Financing Right of Use Asset	–	26
Intangible Assets, Net	3,628	3,699
Other Assets	2,580	386
TOTAL ASSETS	$389,186	$408,263

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$32,892	$47,845
Bank Acceptance Payable	15,482	12,337
Accrued Expenses	18,549	17,222
Deferred Revenue	1,803	3,000
Current Lease Liability-Operating	1,149	1,041
Current Lease Liability-Financing	–	63
Current Portion of Notes Payable and Long Term Debt	23,197	57,074
Current Portion of Convertible Debt	286	–
Total Current Liabilities	93,358	138,582

Convertible Senior Notes	76,233	79,506
Other Long-Term Liabilities	4,726	5,505
TOTAL LIABILITIES	174,317	223,593

STOCKHOLDERS' EQUITY
Total Preferred Stock
Common Stock	38	29
Additional Paid-in Capital	478,972	391,526
Cumulative Translation Adjustment	975	2,183
Retained Earnings	(265,116)	(209,068)
TOTAL STOCKHOLDERS' EQUITY	214,869	184,670

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$389,186	$408,263

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue
CATV	$12,551	$38,216	$59,942	$118,169
Datacenter	44,481	16,485	141,213	77,094
Telecom	2,818	6,365	13,831	24,727
FTTH	–	4	56	129
Other	603	514	2,604	2,699
Total Revenue	$60,453	$61,584	$217,646	$222,818

Total Cost of Goods Sold	$38,849	$55,359	$158,725	$189,191

Total Gross Profit	$21,604	$6,225	$58,921	$33,627

Operating Expenses:
Research and Development	$9,341	$9,224	$35,975	$36,244
Sales and Marketing	3,438	2,616	11,069	9,723
General and Administrative	13,356	12,749	53,226	46,658
Total Operating Expenses	$26,135	$24,589	$100,270	$92,625

Operating Loss	$(4,531)	$(18,364)	$(41,349)	$(58,998)

Other Income (Expense):
Interest Income	$475	$36	$609	$126
Interest Expense	(3,127)	(1,888)	(9,428)	(6,319)
Other Income (Expense), net	(6,674)	(34)	(5,871)	(1,205)
Total Other Income (Expense):	$(9,326)	$(1,886)	$(14,690)	$(7,398)

Net loss before Income Taxes	$(13,857)	$(20,250)	$(56,039)	$(66,396)

Income Tax Expense	(1)	(1)	(9)	(1)

Net loss	$(13,858)	$(20,251)	$(56,048)	$(66,397)

Net loss per share attributable to common stockholders
Basic	$(0.38)	$(0.71)	$(1.75)	$(2.38)
Diluted	$(0.38)	$(0.71)	$(1.75)	$(2.38)

Weighted-average shares used to compute net loss per share attributable to common stockholders
Basic	36,549	28,460	31,944	27,846
Diluted	36,549	28,460	31,944	27,846

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP revenue	$60,453	$61,584	$217,646	$222,818
Non-recurring customer credit	–	–	–	–
Non-GAAP revenue	$60,453	$61,584	$217,646	$222,818

GAAP total gross profit (a)	$21,604	$6,225	$58,921	$33,627
Share-based compensation expense	131	118	524	489
Non-recurring expense	–	5	–	261
Expenses associated with discontinued products	275	6,802	5,520	6,858
Non-GAAP total gross profit (a)	$22,010	$13,150	$64,965	$41,235

GAAP net loss	$(13,858)	$(20,251)	$(56,048)	$(66,397)
Share-based compensation expense	3,297	2,357	11,885	9,602
Expenses associated with discontinued products	274	6,802	5,519	6,859
Non-cash expenses associated with discontinued products	816	1,147	3,990	4,625
Amortization of intangible assets	171	157	659	616
Non-recurring (income) expense	9,603	15	11,907	233
Unrealized exchange loss (gain)	(635)	(434)	(1,387)	1,809
Non-GAAP tax benefit	1,908	4,793	10,146	14,638
Non-GAAP net loss	$1,576	$(5,414)	$(13,329)	$(28,015)

GAAP net loss	$(13,858)	$(20,251)	$(56,048)	$(66,397)
Share-based compensation expense	3,297	2,358	11,885	$9,602
Expenses associated with discontinued products	274	6,802	5,519	$6,859
Non-cash expenses associated with discontinued products	816	1,147	3,990	$4,625
Amortization of intangible assets	171	158	659	$616
Non-recurring expense (income)	9,603	14	11,907	$233
Unrealized exchange loss (gain)	(635)	(434)	(1,387)	$1,809
Tax (benefit) expense related to the above	–	(1)	8	(1)
Depreciation expense	3,894	4,200	15,730	$17,960
Interest (income) expense, net	1,206	1,852	7,373	$6,191
Adjusted EBITDA	$4,768	$(4,155)	$(364)	$(18,503)

GAAP diluted net loss per share	$(0.31)	$(0.71)	$(1.75)	$(2.38)
Share-based compensation expense	0.07	0.08	0.37	0.34
Expenses associated with discontinued products	0.01	0.24	0.17	0.24
Non-cash expenses associated with discontinued products	0.02	0.04	0.12	0.17
Amortization of intangible assets	0.01	0.01	0.02	0.02
Non-recurring (income) expense	0.21	–	0.37	0.01
Unrealized exchange loss (gain)	(0.01)	(0.02)	(0.04)	0.07
Non-GAAP tax benefit	0.04	0.17	0.32	0.53
Non-GAAP diluted net gain/(loss) per share	$0.04	$(0.19)	(0.42)	(1.01)

Shares used to compute diluted loss per share	44,778	28,460	31,944	27,846
Shares used to compute diluted earnings per share	44,778	28,460	31,944	27,846

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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